Exhibit 99.1.  CERTIFICATION


Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that (1) this Quarterly Report of Capital City Bank Group, Inc. (the "Company") on Form 10-Q, as filed with the Securities and Exchange Commission on the date hereof (this "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods covered in the Report.



/s/ William G. Smith, Jr.
--------------------------------
William G. Smith, Jr.
President and Chief Executive Officer

Date: 14 May 2003